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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in Amendment No. 26 to the Registration Statement under the Investment Company Act of 1940, on Form N-1A (File No. 811-6241), as amended, and Post Effective Amendment No. 24 to the Registration Statement under the Securities Act of 1933, (File No. 33-39133), as amended, of our reports dated November 18, 1999, relating to the financial statements and financial highlights which appear in the September 30, 1999 Annual Reports to Shareholders of the Loomis Sayles Funds consisting of Loomis Sayles Aggressive Growth Fund (formerly Loomis Sayles Mid-Cap Growth Fund), Loomis Sayles Bond Fund, Loomis Sayles Core Value Fund, Loomis Sayles Global Bond Fund, Loomis Sayles Growth Fund, Loomis Sayles High Yield Fund, Loomis Sayles Intermediate Maturity Bond Fund, Loomis Sayles International Equity Fund, Loomis Sayles Investment Grade Bond Fund, Loomis Sayles Mid-Cap Value Fund, Loomis Sayles Municipal Bond Fund, Loomis Sayles Short-Term Bond Fund, Loomis Sayles Small Cap Growth Fund, Loomis Sayles Small Cap Value Fund, Loomis Sayles U.S. Government Securities Fund, Loomis Sayles Worldwide Fund, and Loomis Sayles Managed Bond Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.




PricewaterhouseCoopers LLP

Boston, Massachusetts
January 25, 2000